Exhibit 10.101

PUT AND CALL OPTION AGREEMENT

between

FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)

DNI-4PL CONTRACTS PROPRIETARY LIMITED

DNI RETAIL PROPRIETARY LIMITED

THE STARTERPACK COMPANY PROPRIETARY LIMITED

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

JAA HOLDINGS PROPRIETARY LIMITED

SABVEST FINANCE AND GUARANTEE CORPORATION PROPRIETARY LIMITED

SABVEST INVESTMENTS PROPRIETARY LIMITED

and

PK GAIN INVESTMENT HOLDINGS PROPRIETARY LIMITED

Put and Call Option Agr – Execution Version
3 May 2019

Put and Call Option Agr – Execution Version
3 May 2019

35	APPLICABLE LAW AND JURISDICTION	36

36	INDEPENDENT ADVICE	36

37	GENERAL	36

38	COSTS	37

39	SIGNATURE	37

ANNEXURES

Annexure A	Form of Put Option Notice

Annexure B	Form of Call Option Notice

PART 1: INTERPRETATION

1	PARTIES

1.1	The Parties to this Agreement are –

1.1.1	FirstRand Bank Limited (acting through its Rand Merchant Bank Division);

1.1.2	DNI-4PL Contracts Proprietary Limited;

1.1.3	DNI Retail Proprietary Limited;

1.1.4	The Starterpack Company Proprietary Limited;

1.1.5	Net1 Applied Technologies South Africa Proprietary Limited;

1.1.6	Sabvest Finance and Guarantee Corporation Proprietary Limited;

1.1.7	Sabvest Investments Proprietary Limited;

1.1.8	JAA Holdings Proprietary Limited; and

1.1.9	PK Gain Investment Holdings Proprietary Limited.

1.2	The Parties agree as set out below.

2	INTERPRETATION

2.1	In this Agreement, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

2.1.1	"Agreement" means the agreement contained in this document together with the annexures hereto;

2.1.2

"Amended and Restated RCF" means the written agreement titled "Amendment and Restatement Agreement", pursuant to which the Existing RCF will be amended or reinstated, to be entered into between the Company (as borrower), FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as lender) and K2018318388 (South Africa) (RF) Proprietary Limited (as debt guarantor), as amended or reinstated from time to time;

2.1.3	"Anti-Corruption Laws" means any anti-corruption or bribery laws or regulations of any applicable jurisdiction, as amended from time to time, including –

2.1.3.1	the Prevention and Combating of Corrupt Activities Act, No 12 of 2004;

2.1.3.2	the UK Bribery Act 2010;

2.1.3.3	the U.S. Foreign Corrupt Practices Act 1977;

2.1.3.4	any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on 17 December 1997; and

2.1.3.5	any other law of similar purpose and scope in any jurisdiction;

2.1.4

"Business" means the business carried on by the Group from time to time, including the business of operating as a distributor of mobile cellular products in the formal and informal markets of South Africa;

2.1.5	"Call Option" means the call option in respect of the Option Shares granted by the Grantee to the Call Option Holders in terms of clause 16.1;

2.1.6	"Call Option Closing Date" means the 5th business day after delivery of the Call Option Notice;

2.1.7	"Call Option Holders" has the meaning given thereto in clause 16.1;

2.1.8	"Call Option Period" means the period commencing on 3 May 2019 (being the Effective Date) and terminating on 2 May 2023;

2.1.9

"Call Option Price" means the amount payable to the Grantee by the Purchasers for the Option Shares pursuant to an exercise of the Call Option, which shall be determined in accordance with clause 19 read together with clause 9;

2.1.10	"Companies Act" means the Companies Act, No. 71 of 2008;

2.1.11	"Company" means DNI-4PL Contracts Proprietary Limited, registration number 2005/040937/07, a limited liability private company duly incorporated in accordance with the laws of South Africa;

2.1.12	"Competition Act" means the Competition Act, No. 89 of 1998;

2.1.13

"Competition Authorities" means the commission established pursuant to Chapter 4, Part A of the Competition Act or the tribunal established pursuant to Chapter 4, Part B of the Competition Act or the appeal court established pursuant to Chapter 4, Part C of the Competition Act, as the case may be;

2.1.14	"Conditions Precedent" means the suspensive conditions set out in clause 4.1;

2.1.15	"Designated Account" means the bank account set out below or such other bank account in South Africa as the Grantee may designate in writing –

Name of Account:	RMB Domestic Money Market Account
Bank:	First National Bank
Branch:	RMB Corporate Banking
Branch Code:	xxx
Account Number:	Xxx
Reference:	IBDMAP5466

2.1.16	"Designated Proportions" means the following proportions –

2.1.16.1	JAA – 46%;

2.1.16.2	Net1 – 38%; and

2.1.16.3	PK Gain – 16%;

2.1.17

"Distribution" means, in relation to the Company, any payment (whether in cash or in specie and whether by way of set-off, counterclaim or otherwise) by way of interest or principal, dividend, redemption, fee, royalty or other distribution or payment (including by way of the repurchase of any shares) by or on behalf of the Company to or for the account of any direct or indirect shareholder of the Company (in its capacity as such), and the term Distribution shall include a distribution, as such term is defined in the Companies Act, but specifically excluding any and all repayments made (whether in respect of capital or interest) in terms of the Loan Agreement, the Existing RCF, the Amended and Restated RCF and the New RCF;

2.1.18	"DNI Retail" means DNI Retail Proprietary Limited, registration number 2002/014708/07, a limited liability private company duly incorporated in accordance with the laws of South Africa;

2.1.19	"Effective Date" means the date upon which the last of the Conditions Precedent is fulfilled or waived, as the case may be;

2.1.20	"Escalation Amount" means an amount which shall –

2.1.20.1

be calculated in respect of each Option Share from and including the Effective Date up to but excluding the Put Option Closing Date or the Call Option Closing Date (whichever is applicable), at the Escalation Rate on an amount equal to the Option Price Balance from time to time;

2.1.20.2	be calculated on the basis of the actual number of days elapsed and a 365 day year, whether or not the year is a leap year;

2.1.20.3	accrue on a daily basis; and

2.1.20.4	be compounded monthly in arrears;

2.1.21	"Escalation Rate" means a rate equal to 85% of the prevailing Prime Rate from time to time;

2.1.22

"Existing RCF" means the written agreement titled "Revolving Credit Facility" dated 28 June 2018, entered into between the Company (as borrower), FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as lender) and K2018318388 (South Africa) (RF) Proprietary Limited (as debt guarantor), in terms of which the funding facilities were made available to Company, as amended or reinstated from time to time;

2.1.23	"Government Official" means –

2.1.23.1

any official, officer, employee, director, principal, consultant, agent or representative of any government, ministry, body, department, agency, instrumentality or part thereof, or of any public international organisation (including the United Nations, the International Monetary Fund, the International Finance Corporation and the World Bank), any state-owned or state-controlled entity, agency or enterprise, or of any political party;

2.1.23.2	any person acting in an official capacity or exercising a public function for and on behalf of any of the foregoing;

2.1.23.3	any political party or party official or any candidate for political office;

2.1.23.4	a Politically Exposed Person as defined by the Financial Action Task Force or

Groupe d'action Financière sur le Blanchiment de Capitaux;

2.1.23.5	any company, business, enterprise or other entity owned, in whole or in part, or controlled by any person described in the foregoing paragraphs of this definition; and

2.1.23.6	where the UK Bribery Act 2010 applies, includes foreign public officials as defined in sections 6(5) and 6(6) of the UK Bribery Act 2010;

2.1.24

"Governmental Body" means any country, any national body, any state, province, municipality, or subdivision of any of the foregoing, any governmental department, or any agency, court, entity, commission, board, ministry, bureau, department, locality or authority of any of the foregoing, or other political subdivision of any government, entity or organisation described in the foregoing provisions, or any quasi-governmental or private body exercising any regulatory, taxing, importing, exporting, or other governmental or quasi-governmental function, or any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organisation, or other person described in the foregoing provisions of this definition, or any political party;

2.1.25

"Grantee" means FirstRand Bank Limited, acting through its Rand Merchant Bank division, registration number 1929/001225/06, a limited liability public company duly incorporated in accordance with the laws of South Africa;

2.1.26	"Grantor" means DNI-Retail;

2.1.27	"Group" means the Company and its subsidiaries from time to time, and "Group Company" shall mean any of them;

2.1.28

"Guarantee" means the written agreement titled "Guarantee" entered into or to be entered into between the Guarantor and the Grantee in terms of which inter alia the Guarantor will (i) guarantee to and in favour of the Grantee any and all indebtedness or obligations of any nature whatsoever of the Grantor or the Purchasers for the payment of the Put Option Price or the Call Option Price (whichever is applicable) (together with all accrued interest thereon), and (ii) indemnify and hold the Grantee harmless from and against the entirety of any adverse consequences which the Grantee may suffer (whether directly or indirectly) resulting from, arising out of, or relating to any of the transactions provided for in this Agreement including any guaranteed obligation becoming void, unenforceable, invalid or illegal;

2.1.29	"Guarantor" means TSPC;

2.1.30

"Interim Period" means the period commencing on the Signature Date and terminating (i) upon closing and implementation of either the Put Option or the Call Option in terms of clauses 11 and 21 respectively, whichever occurs first, and (ii) receipt of the Put Option Price or the Call Option Price in full by the Grantee;

2.1.31	"ITC" means International Tower Company Proprietary Limited, registration number 2015/421641/07, a limited liability private company duly incorporated in accordance with the laws of South Africa;

2.1.32	"JAA" means JAA Holdings Proprietary Limited, registration number 2018/223075/07, a limited liability private company duly incorporated in accordance with the laws of South Africa;

2.1.33

"Loan Agreement" means the agreement titled "Loan Agreement" to be entered into between the Shareholders and the Company which, among other things, records the advancing of a loan in the amount of R60,000,000 by Net1 to the Company and the terms of such loan;

2.1.34	"MOI" means the memorandum of incorporation of the Company, as amended from time to time;

2.1.35	"M4Jam" means M4Jam Proprietary Limited, registration number 2003/011766/07, a limited liability private company duly incorporated in accordance with the laws of South Africa;

2.1.36

"Net1" means Net1 Applied Technologies South Africa Proprietary Limited, registration number 2002/031446/07, a limited liability private company duly incorporated in accordance with the laws of South Africa;

2.1.37	"New RCF" has the meaning given to such term in clause 13.2;

2.1.38	"Notional Capital Amount" means R28.27 per Option Share (being the aggregate purchase consideration payable in terms of the Sale Agreement of R215,000,000 divided by the number of Option Shares);

2.1.39	"Option Price Balance" means, from time to time and at any relevant time, an amount per Option Share equal to –

2.1.39.1	the Notional Capital Amount; less

2.1.39.2	the aggregate amount of all Distributions received by the Grantee in respect of the relevant Option Share from the Effective Date to the date of calculation; plus

2.1.39.3	an amount equal to all Escalation Amounts that have been compounded in terms of the provisions of clause 2.1.20.4 up to the date of calculation;

2.1.40

"Option Shares" means 7,605,235 ordinary "A" shares issued by the Company, conferring a 7.605235% voting and participation interest in the Company on the holder thereof as at the Signature Date and the Effective Date;

2.1.41

"Ordinary Course of Business" means the usual and ordinary course of the Business as carried out in accordance with policies and practices applied in the 12 months immediately preceding the Signature Date;

2.1.42	"PK Gain" means PK Gain Investment Holdings Proprietary Limited, registration number 2006/005036/07, a limited liability private company duly incorporated in accordance with the laws of South Africa;

2.1.43

"Placement Agreement" means the written agreement titled "Call Option Agreement" entered into or to be entered into between the Company (as option holder) and Net1 (as option grantor) contemporaneously with this Agreement, pursuant to which the Company is granted the option to purchase Net1's remaining ordinary "A" shares in the Company, conferring a 30.394765% voting and participation interest in the Company;

2.1.44

"Prime Rate" means the publicly quoted basic rate of interest (percent, per annum, compounded monthly in arrears and calculated on a 365 day year irrespective of whether or not the year is a leap year) from time to time published by FirstRand Bank Limited (acting through its First National Bank division) as being its prime overdraft rate, as purportedly certified by any representative of that bank whose appointment and designation it shall not be necessary to prove;

2.1.45	"Purchasers" has the meaning given thereto in clause 17.1.2;

2.1.46

"Purchasers' Representative" means Andrew Dunn, being the initial person appointed to act as representative of the Purchasers for purposes of clauses 16, 17 and 18 or such other representative as the Purchasers may from time to time appoint by notice in writing to the Grantee in accordance with the provisions of clause 22.3;

2.1.47	"Put Option Closing Date" means –

2.1.47.1	the 5th business days after the delivery of the Put Option Notice; or

2.1.47.2

if the Put Option has not been exercised prior to the last day of the Put Option Period, the 5th business day after the delivery of written notification of the Put Option Price in terms of clause 7.2.3;

2.1.48	"Put Option" means the put option granted by the Grantor to the Grantee in terms of clause 6.1;

2.1.49	"Put Option Notice" has the meaning given to such term in clause 7.1.2;

2.1.50	"Put Option Period" means the period commencing on 3 May 2021 and terminating on 2 May 2023;

2.1.51	"Put Option Price" means the amount payable to the Grantee by the Grantor for Option Shares in terms of this Agreement, which shall be determined in accordance with clause 9;

2.1.52	"Regulatory Approval" means the approval of the Takeover Panel, the Financial Surveillance Department of the South African Reserve Bank or the Competition Authorities;

2.1.53

"Sabvest Finance" means Sabvest Finance and Guarantee Corporation Proprietary Limited, registration number 1992/004722/07, a limited liability private company duly incorporated in accordance with the laws of South Africa;

2.1.54

"Sabvest Investments" means Sabvest Investments Proprietary Limited, registration number 1988/006250/07, a limited liability private company duly incorporated in accordance with the laws of South Africa;

2.1.55

"Sale Agreement" means the written agreement titled "Sale of Shares Agreement" entered into or to be entered into between the Company, Net1 (as the seller) and the Grantee (as the purchaser) contemporaneously with this Agreement, pursuant to which the Grantee will acquire the Option Shares from Net1;

2.1.56	"Sale" means the sale or transfer of the Option Shares by the Grantee to either –

2.1.56.1	the Grantor, pursuant to the exercise of the Put Option; or

2.1.56.2	the Purchasers, pursuant to the exercise of the Call Option;

2.1.57	"Shareholders Agreement" means the written agreement titled "Shareholders Agreement" governing the relationship between the Shareholders inter se, and between the Shareholders and the Company;

2.1.58	"Shareholders" means the ordinary shareholders of the Company from time to time;

2.1.59

"Share Sale and Subscription Agreement" means the agreement titled "Share Sale and Subscription Agreement" entered into between the Company, PK Gain, JAA, Net1, AJD Holdings Proprietary Limited and Richmark Holdings Proprietary Limited on or about 30 January 2019, as amended by a first addendum thereto to be entered into contemporaneously with this Agreement;

2.1.60	"Signature Date" means the date of signature of this Agreement by the Party last signing;

2.1.61	"South Africa" means the Republic of South Africa;

2.1.62	"Takeover Panel" means the Takeover Regulation Panel established in terms of section 196 of the Companies Act; and

2.1.63	"TSPC" means The Starterpack Company Proprietary Limited, registration number 2007/010809/07, a limited liability private company duly incorporated in accordance with the laws of South Africa.

2.2	In this Agreement –

2.2.1	clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2	an expression which denotes –

2.2.2.1	any gender includes the other genders;

2.2.2.2	a natural person includes a juristic person and vice versa;

2.2.2.3	the singular includes the plural and vice versa;

2.2.2.4	a Party includes a reference to that Party's successors in title and assigns allowed at law; and

2.2.2.5	a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

2.3	Any reference in this Agreement to –

2.3.1	"business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time;

2.3.2

"days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or public holiday as gazetted by the Government of the Republic of South Africa from time to time;

2.3.3

"laws" means all constitutions; statutes; regulations; by-laws; codes; ordinances; decrees; rules; judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings, or awards; policies; voluntary restraints; guidelines; directives; compliance notices; abatement notices; agreements with, requirements of, or instructions by any Governmental Body, in each case to the extent the aforegoing has the force of law; and the common law, and "law" shall have a similar meaning;

2.3.4	"person" means any person, company, close corporation, trust, partnership or other entity;

2.3.5	"writing" shall have the meaning given to such term in the Shareholder Funding Agreement.

2.4

The words "include" and "including" mean "include without limitation" and "including without limitation". The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5

Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6

Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning given to such word or expression throughout this Agreement.

2.7

Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8

Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.9

If the due date for performance of any obligation in terms of this Agreement is a day which is not a business day then (unless otherwise stipulated) the due date for performance of the relevant obligation shall be the immediately following business day.

2.10	The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.11	No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.12

Any reference in this Agreement to "this Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.13	In this Agreement the words "clause" or "clauses" and "annexure" or "annexures" refer to clauses of and annexures to this Agreement.

3	INTRODUCTION

3.1	The Option Shares are, or will be (upon the Sale Agreement becoming effective in accordance with its terms), beneficially owned by and registered in the name of the Grantee.

3.2

The Grantor wishes to confer on the Grantee an option in terms of which the Grantee may require the Grantor to purchase the Option Shares from the Grantee, on the terms and subject to the conditions contained in this Agreement.

3.3

The Grantee wishes to confer on the Call Option Holders an option in terms of which the Call Option Holders may require the Grantee to sell the Option Shares to one or more of the Call Option Holders, on the terms and subject to the conditions contained in this Agreement.

3.4	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

4	CONDITIONS PRECEDENT

4.1

Save for clauses 1 to 4, clause 12 and clauses 26 to 39, all of which will become effective immediately, this Agreement is subject to the fulfilment of the following Conditions Precedent, namely that by no later than 3 May 2019 –

4.1.1	the Sale Agreement has been implemented in accordance with the terms thereof and the Grantee has become the beneficial owner of the Option Shares;

4.1.2

the Grantee has been provided with a copy of all such resolutions adopted by the board of directors of the Grantor as may be required to approve and/or ratify the entering into of this Agreement, the Amended and Restated RCF and the implementation of the transactions contemplated therein, in form and substance satisfactory to the Grantee, including -

4.1.2.1	authorising the purchase of any Option Shares pursuant to an exercise of the Put Option in terms of sections 48(2)(b) of the Companies Act;

4.1.2.2

authorising the provision of financial assistance by the Grantor to a related or inter- related company in terms of sections 44 and 45 of the Companies Act, subject to approval by the sole shareholder of the Grantor by way of special resolution; and

4.1.2.3

acknowledging that it has applied the solvency and liquidity test, as set out in section 4 of the Companies Act, and reasonably concluded that the Grantor will satisfy the solvency and liquidity test immediately after completing the purchase of any Option Shares pursuant to an exercise of the Put Option, in terms of section 46(1)(c) of the Companies Act and after providing the financial assistance referred to in clause 4.1.2.2;

4.1.3

the Grantee has been provided with a copy of all such resolutions adopted by the sole shareholder of the Grantor as may be required to approve and/or ratify the entering into of this Agreement, the Amended and Restated RCF and the implementation of the transactions contemplated therein, in form and substance satisfactory to the Grantee, including -

4.1.3.1	authorising the purchase of any Option Shares pursuant to an exercise of the Put Option;

4.1.3.2	authorising the provision of financial assistance to a related or inter-related company in terms of sections 44 and 45 of the Companies Act;

4.1.4

the Grantee has been provided with a copy of all such resolutions adopted by the board of directors of the Company as may be required to approve and/or ratify the entering into of this Agreement, the Amended and Restated RCF and the implementation of the transactions contemplated therein, in form and substance satisfactory to the Grantee, including –

4.1.4.1	approving the transfer of any Option Shares pursuant to an exercise of the Call Option or the Put Option;

4.1.4.2

authorising the provision of financial assistance by the Company to a related or inter-related company in terms of sections 44 and 45 of the Companies Act, subject to approval by the Shareholders by way of special resolution; and

4.1.4.3

acknowledging that it has applied the solvency and liquidity test, as set out in section 4 of the Companies Act, and reasonably concluded that the Company will satisfy the solvency and liquidity test immediately after providing the financial assistance referred to in clause 4.1.4.2;

4.1.5

the Grantee has been provided with a copy of all such resolutions adopted by the board of directors of the Guarantor as may be required to approve the entering into of this Agreement, the Amended and Restated RCF and the Guarantee and the implementation of the transactions contemplated therein, in form and substance satisfactory to the Grantee, including -

4.1.5.1

authorising the provision of financial assistance to a related or inter-related company in terms of sections 44 and 45 of the Companies Act, subject to approval by the sole shareholder of the Guarantor by way of special resolution; and

4.1.5.2

acknowledging that it has applied the solvency and liquidity test, as set out in section 4 of the Companies Act, and reasonably concluding that the Guarantor will satisfy the solvency and liquidity test immediately after providing the Guarantee, in terms of section 46(1)(c) of the Companies Act;

4.1.6

the Grantee has been provided with a copy of all such resolutions adopted by the sole shareholder of the Guarantor as may be required to approve and/or ratify the entering into of this Agreement, the Amended and Restated RCF and the Guarantee and the implementation of any of the transactions contemplated therein, in form and substance satisfactory to the Grantee, including authorising the provision of financial assistance to a related or inter-related company in terms of sections 44 and 45 of the Companies Act;

4.1.7

the Grantee has been provided with a copy of all such resolutions adopted by the Shareholders as may be required to approve and/or ratify the entering into of this Agreement, the Amended and Restated RCF and the implementation of any of the transactions contemplated herein, in form and substance satisfactory to the Grantee, including –

4.1.7.1	authorising any potential purchase of the Option Shares by the Call Option Holders;

4.1.7.2	authorising the provision of financial assistance by the Company to a related or inter-related company in terms of sections 44 and 45 of the Companies Act;

4.1.8

the Grantee has been provided with a copy of all such resolutions adopted by the board of directors of each of Sabvest Finance and Sabvest Investments as may be required to approve and/or ratify the entering into of this Agreement and the implementation of any of the transactions contemplated herein;

4.1.9

the Grantee has been provided with a copy of all such resolutions adopted by the board of directors of each Shareholder as may be required to approve and/or ratify the entering into of this Agreement, any security or guarantees provided by such Shareholder in terms of the Amended and Restated RCF and the implementation of any of the transactions contemplated therein, in form and substance satisfactory to the Grantee, including –

4.1.9.1	approving the possible purchase of the Option Shares by each Call Option Holder;

4.1.9.2

authorising the provision of financial assistance by such Shareholder to a related or inter-related company in terms of sections 44 and 45 of the Companies Act, subject to approval by the shareholder(s) of that Shareholder by way of special resolution; and

4.1.9.3

acknowledging that it has applied the solvency and liquidity test, as set out in section 4 of the Companies Act, and reasonably concluded that such Shareholder will satisfy the solvency and liquidity test immediately after providing the financial assistance referred to in clause 4.1.9.2;

4.1.10

the Grantee has been provided with a copy of all such resolutions adopted by the shareholders of each Shareholder as may be required to approve and/or ratify the entering into of this Agreement, any security or guarantees provided by such Shareholder in terms of the Amended and Restated RCF and the implementation of any of the transactions contemplated therein, in form and substance satisfactory to the Grantee, including –

4.1.10.1	approving the possible purchase of the Option Shares (or any of them) by each Shareholder;

4.1.10.2	authorising the provision of financial assistance by such Shareholder to a related or inter-related company in terms of sections 44 and 45 of the Companies Act;

4.1.11

the Amended and Restated RCF has been entered into by all the parties thereto and has become unconditional in accordance with its terms, save for any condition requiring that this Agreement becomes unconditional; and

4.1.12	the Guarantee has been entered into by all the parties thereto and has become unconditional in accordance with its terms, save for any condition requiring that this Agreement becomes unconditional.

4.2	Each of the Parties will, to the extent within its control, use reasonable endeavours to procure the fulfilment of the Conditions Precedent.

4.3	The Condition Precedent in clause 4.1.1 may not be waived.

4.4

Subject to clause 4.3, the Conditions Precedent may only be waived by agreement in writing between the Grantor and the Grantee, save for the Condition Precedent in clause 4.1.12 which may be waived by notice in writing from the Grantee to the Grantor and Guarantor.

4.5

Unless all of the Conditions Precedent have been fulfilled or waived by not later than the date for fulfilment thereof set out in clause 4.1 (or such later date or dates as may be agreed in writing between the Grantor and the Grantee) the provisions of this Agreement, save for clauses 1 to 4, clause 12 and clauses 26 to 39, which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and none of the Parties will have any claim against the others in terms hereof or arising from the failure of the Conditions Precedent, save for any claim arising from the failure of a Party to comply with its obligations in terms of clause 4.2.

5	RANKING OF THE OPTIONS

Unless the Grantee agrees otherwise in writing, the Put Option will always rank ahead of the Call Option for so long as the Grantee has not received payment of the Put Option Price in full and accordingly, –

5.1	a Put Option Notice delivered to the Grantor by the Grantee will supersede any Call Option Notice delivered to the Grantee by the Purchasers Representative;

5.2

a Call Option Notice delivered to the Grantee by the Purchasers Representative will be superseded by the Put Option Notice delivered to the Grantor at any time prior to the Call Option Closing Date; and

5.3

a failure to implement the Sale arising pursuant to the exercise of the Call Option shall not affect the Grantee's rights in terms of the Put Option and the Grantee's right to exercise the Put Option shall continue to be of full force and effect and to the extent necessary, reinstated if closing and implementation of the Sale arising pursuant to an exercise of the Call Option does not take place on the Call Option Closing Date.

PART 2: PUT OPTION

6	PUT OPTION

6.1

The Grantor hereby grants to the Grantee the irrevocable right and option in terms of which the Grantee shall be entitled to sell all the Option Shares to the Grantor, which shall be obliged to purchase such Option Shares from the Grantee, on the terms and conditions set out in the ensuing provisions of this Agreement.

6.2

Subject to the provisions of clause 15, the Put Option may only be exercised (at the sole and absolute discretion of the Grantee) against the Grantor, in respect of all of the Option Shares and in a single sale during the Put Option Period.

6.3	The Put Option is irrevocable from the Effective Date for duration of the Put Option Period.

6.4	No consideration is payable by the Grantee to any of the other Parties in respect of the granting of the Put Option.

6.5

The Company, Grantor, the Guarantor and the Shareholders (other than the Grantee) shall procure that their respective boards of directors shall, prior to the expiry of 120 business days after the acknowledgment referred to in clauses 4.1.4.3, 4.1.2.3, 4.1.5.2 and 4.1.9.3 has been made, reconsider the solvency and liquidity test referred to in those respective clauses and adopt a fresh resolution contemplated in terms of section 46(1)(c) of the Companies Act (to the extent the Company is solvent and liquid), and shall repeat this process prior to the expiry of 120 business days after each such fresh resolution.

7	EXERCISE OF THE PUT OPTION

7.1	The Put Option –

7.1.1

shall be capable of being exercised at any time during the Put Option Period (save for the circumstances specified in clause 15 where the Put Option shall be capable of being exercised before the Put Option Period); and

7.1.2

shall be exercised by way of the Grantee giving written notice to that effect to the Grantor, substantially in the form attached hereto as Annexure A ("Put Option Notice"), which notice shall specify the Put Option Price payable in respect thereof (which shall be determined in accordance with clause 9), save for the circumstance specified in clause 7.2 where the Put Option shall be deemed to have been exercised without any Put Option Notice being required to be delivered.

7.2

Notwithstanding anything to the contrary in clause 7.1, if the Grantee is still the holder of the Option Shares on the last day of the Put Option Period and it has not yet delivered a Put Option Notice to the Grantor, then –

7.2.1	the Put Option shall be deemed to have been exercised by the Grantee on the last day of the Put Option Period;

7.2.2	the Grantor will be obliged to purchase the Option Shares on the terms and conditions in clauses 8 to 13 and any other applicable provisions of this Agreement; and

7.2.3	the Grantee shall as soon as reasonably possible deliver written confirmation of the Put Option Price (which shall be determined in accordance with clause 9).

8	SALE

8.1

Upon the Put Option Closing Date a sale shall automatically come into existence in terms of which the Grantee sells to the Grantor, and the Grantor purchases from the Grantee, the Option Shares on the terms and conditions set out in this clause 8 and the remaining provisions of this Agreement.

8.2

All risk in and all benefit attaching to the Option Shares will, against receipt of payment of the full Put Option Price (together with any accrued interest thereon), pass from the Grantee to the Grantor on the Put Option Closing Date.

8.3

Possession and effective control of the Option Shares acquired by the Grantor will be given to the Grantor on the Put Option Closing Date, against receipt of payment of the full Put Option Price (together with any accrued interest thereon). The Grantee will accordingly retain all rights attaching to the Option Shares, including the right to exercise all voting rights attaching to the Option Shares, until the Put Option Closing Date and receipt of payment of the full Put Option Price (together with any accrued interest thereon).

9	PUT OPTION PRICE

9.1	The purchase price payable by the Grantor to the Grantee for the sale and transfer of each Option Share, shall be an amount equal to the aggregate of –

9.1.1	the Option Price Balance in respect of that Option Share as at the Put Option Closing Date; and

9.1.2

the Escalation Amount calculated in respect of that Option Share up to but excluding the Put Option Closing Date (which has not yet been compounded in terms of the provisions of clause 2.1.20.4 and included in the calculation of the Option Price Balance in terms of the provisions of clause 2.1.39.3).

9.2

If closing of the Put Option does not occur on the Put Option Closing Date, the Put Option Price shall be recalculated and confirmed by the Grantee as at closing of the Put Option in terms of clause 11.

9.3

The Put Option Price as set out in the Put Option Notice or in the written confirmation in terms of clause 7.2.3 shall, in the absence of manifest error, be prima facie proof of the Put Option Price and the Grantee and the Grantor will proceed to closing and implement the Sale on the Put Option Closing Date on the basis of the Grantee's calculations set out in the Put Option Notice or in the written confirmation in terms of clause 7.2.3.

10	PAYMENT AND INTEREST ON OVERDUE AMOUNTS

10.1	The Put Option Price shall be paid by the Grantor to the Grantee on the Put Option Closing Date.

10.2

All payments to be made under or arising from this Agreement will be made by electronic transfer of immediately available and freely transferable funds, free of any deductions or set-off whatsoever, in the currency of South Africa and, in the case of payments made to the Grantee, to the Designated Account.

10.3

Should any payment under or arising from this Agreement fail to be made on the due date thereof then, without prejudice to such other rights as may accrue to the payee consequent upon such failure, such overdue amounts will bear interest at Prime Rate, from the due date for payment to the date of actual payment, both dates inclusive.

11	PUT OPTION CLOSING

On the Put Option Closing Date and then only against receipt of payment of the Put Option Price in full (together with any accrued interest thereon), free of any set-off or deduction –

11.1	the Grantee will deliver to the Grantor –

11.1.1	the original share certificate(s) in respect of the Option Shares; and

11.1.2

the securities transfer forms (or such other instruments of transfer as may be appropriate) duly completed and signed by the Grantee (as the transferor) and dated as of the Put Option Closing Date, in favour of the Grantor (as the transferee); and

11.2	the Company will deliver to the Grantee a copy of the updated securities register of the Company reflecting the Sale.

12	INTERIM PERIOD AND LIAISON ON CONDUCT OF BUSINESS

12.1

The Parties (other than the Grantee) hereby agree and undertake to procure that for the Interim Period the Business will be carried on in substantially the normal and ordinary course, and the Group shall not enter into any contract or commitment or do anything which, in any such case, is out of the normal and ordinary course of the Business (other than as contemplated in this Agreement and the Sale Agreement). In particular, but without limitation to the generality of the aforegoing, the Parties (other than the Grantee) agree and undertake that during the Interim Period the Group will not (other than as contemplated in this Agreement and the Sale Agreement) –

12.1.1	manage the Business otherwise than in accordance with its business and trading policies and practices up to the Signature Date, except as may be necessary to comply with any statutory changes;

12.1.2	alter any of the rights attaching to the shares in any Group Company;

12.1.3

increase (either by an issue of new shares or subdividing existing shares), alter, reduce or convert the authorised or issued shares of any Group Company except in each instance for an issue of ordinary shares constituting up to 0.01% of the Company's total issued ordinary shares by the Company) to JAA (as to 0.007419%) and PK Gain (as to 0.002581%) pursuant to clauses 12 and 13 of the Sale and Subscription Agreement; or reclassify any classified shares of any Group Company that have been authorised but not issued, classify any unclassified shares of any Group Company that have been authorised but are not issued or determine the preferences, rights, limitations or other terms of shares in any class of shares;

12.1.4

issue or allot any shares, capitalisation shares, bonus shares, share options, share warrants, debentures or any securities in any Group Company, except in each instance for an issue of ordinary shares constituting up to 0.01% of the Company's total issued ordinary shares by the Company) to JAA (as to 0.007419%) and PK Gain (as to 0.002581%) pursuant to clauses 12 and 13 of the Sale and Subscription Agreement;

12.1.5

approve or permit the transfer, sale, alienation or disposal of any issued shares in any Group Company, other than the sale of any shares in M4Jam and the sale of all the issued shares and claims in ITC;

12.1.6

create or permit to exist any encumbrance whatsoever over or in respect of all or a portion of the ordinary shares issued by any Group Company, save for any encumbrance granted as security under the Existing RCF, the Amended and Restated RCF or the New RCF;

12.1.7	repurchase any issued shares of any Group Company;

12.1.8	amend, agree to or vote in favour of the amendment of the MOI and/or the Shareholders Agreement, other than as contemplated in clause 14;

12.1.9

enter into any agreement or arrangement or permit any action whereby any other company becomes its subsidiary or it controls any joint venture, partnership or agreement or other venture for the sharing of profits or assets other than the acquisition by the Company of an equity interest in Evercomm Proprietary Limited (registration number 2011/123401/07) substantially in accordance with the provisions of a transaction structuring memorandum prepared by Cliffe Dekker Hofmeyr Inc., the latest version of which is dated 23 April 2019;

12.1.10

enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset or part of the Business other than the sale or licence of any shares in, or assets (including intellectual property) of M4Jam and the sale of either (i) the business carried on by ITC; or (ii) all the issued shares and claims in ITC;

12.1.11	incur or agree to incur any capital expenditure other than in the normal and Ordinary Course of Business;

12.1.12

enter into or agree to enter into any joint venture, partnership or agreement or other venture for the sharing of profits or assets, other than the sale or licence of any shares in, or assets (including intellectual property) of, M4Jam and the sale of either (i) the business carried on by ITC, or (ii) all the issued shares and claims in ITC;

12.1.13

enter into or agree to enter into any death, retirement, profit-sharing, bonus, share option, share incentive or other scheme for the benefit of any of its employees or make any variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme or effect any keyman insurance;

12.1.14

repay or prepay any loans of whatsoever nature and amount, any borrowings or any other financial facility or assistance made available to it (excluding amounts payable in the normal and Ordinary Course of Business), other than pursuant to the terms of the Loan Agreement or the Existing RCF, the Amended or Restated RCF or the New RCF;

12.1.15

terminate the employment or office of any of its senior employees or appoint any new director, officer or senior employee or consultant or materially alter the terms of employment or engagement of any of the employees (whether senior or junior), consultants, directors or officers including increasing employees' or directors' compensation or benefits, except in the normal and Ordinary Course of Business and consistent with past practices;

12.1.16

make or agree to any amendment, variation, deletion, addition, renewal or extension to or of, terminate or give any notice or intimation of termination of or breach or fail to comply with the terms of any contract or arrangement with third parties; and

12.1.17	allow any Government Official to serve in any capacity within the Group, including as a board member, employee, or consultant.

12.2	The Parties shall, to the extent within their control, procure that, for the duration of the Interim Period -

12.2.1

without derogating from the undertakings and obligations in clause 12.1, the Grantee is kept appraised of all and any material decisions which the Group intends to make in respect of the Business, it being specifically recorded and agreed that nothing in this clause shall entitle the Grantee to determine and/or materially to influence any such material decision or to manage and/or control the Group in any way;

12.2.2

permit representatives of the Grantee to have full access at all reasonable times, and in a manner so as not unreasonably to interfere with the normal business operations of the Group, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Group and/or the Business;

12.2.3

keep the Business and the assets of the Group used in respect of the Business substantially intact, including the present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and the employees; and

12.2.4

give prompt notice to the Grantee of any development causing a breach of the undertakings given in this clause 12 or which is likely to impede the implementation of this Agreement or any of the transactions contemplated herein, provided that no disclosure by a Party in terms of this clause 12.2 shall prevent or cure any misrepresentation or breach of any undertaking.

13	FUNDING OF PUT OPTION PRICE

13.1	The Grantee hereby undertakes to provide funding to the Grantor in order to enable the Grantor to fully discharge the Put Option Price on the Put Option Closing Date, subject to -

13.1.1	a 10% pricing flex on the interest margin;

13.1.2	the execution of all required agreements (on substantially the same terms as the Amended and Restated RCF);

13.1.3	the fulfilment of all conditions to draw down under such agreements (which shall comprise of substantially the same conditions as contained in the Amended and Restated RCF).

13.2

The Grantee undertakes to procure the preparation of the draft agreement/s necessary to record the terms of a new revolving credit facility agreement (or alternatively an amendment to the Amended and Restated RCF to inter alia increase the facility to allow for the Put Option Price) ("New RCF") as soon as reasonably possible after the Effective Date and to submit such draft agreement/s to the Company for its consideration. The Company and the Grantee undertake to negotiate to: (i) sign the documents recording the New RCF, and (ii) fulfil all advance conditions required for the disbursement of funds thereunder, by no later than 90 days after the Effective Date.

13.3

In the event that the Grantee and the Company are unable to reach agreement on the New RCF or unable to fulfil all advance conditions under the New RCF, the Grantor shall be required to source its own funding for the Put Option Price.

14	SUBSTITUTION OF CONSTITUTIONAL DOCUMENTS

14.1

The Company undertakes to procure the preparation of a new draft shareholders agreement and draft memorandum of incorporation in respect of the Company reflecting inter alia each shareholder's the new voting and participation interest in the Company and providing for any matters pertaining to the transfer of shares pursuant to this Agreement) ("New Constitutional Documents") as soon as reasonably possible after the Effective Date and to submit such draft documents to the Grantee for its consideration.

14.2

The Company, the Shareholders and the Grantee undertake to negotiate in order to: (i) sign the New Constitutional Documents; and (ii) fulfil any suspensive conditions contained therein, by no later than 90 days after the Effective Date.

15	ACCELERATION EVENTS

If –

15.1	a Default (as defined in the Existing RCF, the Amended and Restated RCF and/or New RFC, whichever is applicable at the relevant point in time) occurs;

15.2	the Parties fail to sign a new shareholders agreement as part of the finalisation of the New Constitutional Documents within the period set out in clause 14.2;

15.3	the Grantee becomes aware of any breach of any of the undertakings given in clause 23;

15.4	the Grantee becomes aware of a breach of any of the provisions of clause 12.1;

15.5

a sale under the Placement Agreement is implemented without the Option Shares being placed first and in priority to any other shares issued by the Company, on terms and conditions to be agreed between the Grantee and the prospective purchaser; and

15.6	the Grantee ceases to be a lender to the Group under the Existing RCF, the Amended and Restated RCF and/or the New RFC, whichever is applicable at the relevant point in time,

then, notwithstanding that the Put Option Period has not commenced, the Grantee, shall be entitled (but not obliged), and without prejudice to any other rights which the Grantee may have in terms of this Agreement, to deliver a Put Option Notice in terms of clause 7.1 whereafter the Sale shall be implemented in accordance with the provisions of clauses 8 to 11 and any other applicable provision of this Agreement.

PART 3: CALL OPTION

16	CALL OPTION

16.1

The Grantee hereby grants to PK Gain, JAA, Sabvest Finance and Sabvest Investments (collectively, the "Call Option Holders"), and the Call Option Holders hereby accept the grant of, an option pursuant to which the Call Option Holders shall be entitled to call on the Grantee to sell and transfer all (and not only a part) of the Option Shares to those of the Call Option Holders nominated to acquire the Option Shares in terms of clause 17, subject to the terms and conditions set out in this Agreement ("Call Option"). The Call Option Holders (acting jointly) shall be entitled to nominate another entity to acquire all or a portion of the Option Shares under the Call Option, provided that the Grantee grants its prior written consent thereto.

16.2

The Call Option may only be exercised once at any time during the Call Option Period at the sole and absolute discretion of the Call Option Holders (acting jointly) and must be exercised in respect of all (and not only a part of) of the Option Shares by any one or more person or persons from amongst the Call Option Holders.

16.3

The Call Option is irrevocable for the Call Option Period and if not exercised, will automatically lapse and be of no further force or effect on expiry of the Call Option Period. The expiry of the Call Option Period will not terminate or otherwise affect any Call Option exercised prior to the expiry of the Call Option Period.

16.4	No consideration is payable by the Call Option Holders to the Grantee in respect of the granting of the Call Option.

16.5	The Grantee hereby agrees and undertakes to and in favour of the Call Option Holders that it shall not, for the duration of the Call Option Period -

16.5.1	transfer, sell, alienate or dispose of in any manner any of the Option Shares other than pursuant to this Agreement or the Placement Agreement; or

16.5.2

create or permit to exist any encumbrance whatsoever over or in respect of all or a portion of the Option Shares save for any encumbrance granted as security under the Existing RCF, the Amended and Restated RCF and/or the New RCF,

without the express, prior written consent of the Call Option Holders.

17	EXERCISE OF CALL OPTION

17.1	The Call Option –

17.1.1	shall be capable of being exercised at any time during the Call Option Period;

17.1.2

shall be exercised by way of the Purchasers' Representative giving written notice to that effect to the Grantee substantially in the form attached hereto as Annexure B ("Call Option Notice"), which notice shall specify the names of the Call Option Holders that wish to acquire the Option Shares ("Purchasers") and the number of Option Shares to be acquired by each such Purchaser (which shall collectively amount to all the Option Shares and not only a part thereof).

18	SALE

18.1

Upon the Call Option Closing Date a sale shall automatically come into existence in terms of which the Grantee sells to the Purchasers, and the Purchasers purchase from the Grantee, the Option Shares on the terms and conditions set out in this Agreement. Each such sale between the Grantee and a Purchaser will be indivisibly linked to any other sale arising pursuant to the exercise of the Call Option between the Grantee and another Purchaser.

18.2

All risk in and all benefit attaching to the Option Shares will pass from the Grantee to the Purchasers on the Call Option Closing Date, against receipt of payment of the full Call Option Price (together with any accrued interest thereon).

18.3

Possession and effective control of the Option Shares acquired by the Purchasers will be given to the Purchasers on the Call Option Closing Date, against receipt of payment of the full Call Option Price (together with any accrued interest thereon). The Grantee will accordingly retain all rights attaching to the Option Shares, including the right to exercise all voting rights attaching to the Option Shares, until the Call Option Closing Date and receipt of payment of the full Call Option Price (together with any accrued interest thereon).

19	CALL OPTION PRICE

19.1	The purchase price payable by the Purchasers to the Grantee for the sale and transfer of each Option Share under the Call Option, shall be an amount equal to the aggregate of –

19.1.1	the Option Price Balance in respect of that Option Share as at the Call Option Closing Date; and

19.1.2

the Escalation Amount calculated in respect of that Option Share up to but excluding the Call Option Closing Date (which has not yet been compounded in terms of the provisions of clause 2.1.20.4 and included in the calculation of the Option Price Balance in terms of the provisions of clause 2.1.39.3).

19.2

The Grantee shall no less than 2 business days before the Call Option Closing Date, deliver written confirmation specifying the Call Option Price payable in respect of the Option Shares (which shall be determined in accordance with this clause 19).

19.3

The Call Option Price as set out in the written confirmation in terms of clause 19.2 signed by the Grantee or any director or manager of the Grantee (whose appointment need not be proved) as to the Call Option Price or the calculation of the Call Option Price, shall, in the absence of manifest error, be prima facie proof of the Call Option Price and the Grantee and the Purchasers will proceed to closing and implement the Sale on the Call Option Closing Date on the basis of the Grantee's calculations set out in the written confirmation in terms of clause 19.2.

20	PAYMENT AND INTEREST ON OVERDUE AMOUNTS

The Call Option Price shall be paid by the Purchasers to the Grantee on the Call Option Closing Date. Payment shall be made in accordance with clauses 10.2 and 10.3.

21	CALL OPTION CLOSING

On the Call Option Closing Date, and then only against receipt of payment of the full Call Option Price (together with any accrued interest thereon) –

21.1	the Grantee will deliver to the Company –

21.1.1	the original share certificate(s) in respect of the Option Shares; and

21.1.2

the securities transfer forms (or such other instruments of transfer as may be appropriate) duly completed and signed by the Grantee and dated as of the Call Option Closing Date, in favour of the Purchasers (as the transferees); and

21.2	the Company will deliver to the Grantee a copy of the updated securities register of the Company reflecting the Sale.

22	PURCHASERS' REPRESENTATIVE

22.1

The Purchasers' Representative shall be authorised to act on behalf of the Purchasers for purposes of exercising and implementing the Call Option, and shall be authorised to take such action on behalf of the Purchasers and to exercise such rights, remedies, powers and discretions as are delegated by the Call Option Holders to the Purchasers' Representatives in terms of this Agreement or from time to time hereafter, together with such powers and discretions as are reasonably incidental thereto.

22.2	For purposes of the aforegoing -

22.2.1	the giving of a Call Option Notice to the Grantee by the Purchasers' Representative shall constitute due notice by the named Call Option Holders in the Call Option Notice to the Grantee; and

22.2.2

the giving of any written consent, approval, indulgence or the like by the Purchasers' Representative shall constitute the giving of such consent, approval, indulgence or the like by the relevant Call Option Holders; and

22.2.3

the Grantee shall be entitled to rely on any document purportedly delivered or signed by the Purchasers' Representative and it shall not be necessary to prove the appointment, designation and authority of the Purchasers' Representative.

22.3

The Call Option Holders may from time to time, by way of notice in writing to the Grantee, signed by a majority in number of the Call Option Holders, nominate any Call Option Holder to be the Purchasers' Representative for purposes of this Agreement. If at any time there is no appointed Purchasers' Representative, any reference in this Agreement to the Purchasers' Representative shall be deemed to be a reference to all the Purchasers jointly.

PART 4: GENERAL

23	APPROVALS AND UNDERTAKINGS

23.1

The Grantor, the Company, the Call Option Holders and Net1 hereby agree and undertake, not to do or omit to do anything that would trigger a Regulatory Approval or frustrate the implementation of the Put Option or the Call Option or cause the implementation of the Put Option or the Call Option to be unduly delayed. Without limiting the aforegoing, the Grantor, the Company, Call Option Holders and Net1 hereby agree and undertake not to do anything or carry out any transaction which would result in the Sale arising pursuant to the exercise of the Put Option triggering a change of control of the Company, as contemplated by Chapter 3 of the Competition Act and therefore requiring approval from the Competition Authorities prior to the Sale being implemented or requiring any other Regulatory Approval.

23.2

To the extent that the lawful implementation of the Sale under either the Put Option or the Call Option requires any Regulatory Approval or any authorisation or approval in terms of the Companies Act (including the passing of the solvency and liquidity test in terms of section 46(1)(c) of the Companies Act) and such Regulatory Approval, authorisation or approval has not already been obtained or has expired, then –

23.2.1	the Grantor shall obtain such Regulatory Approval, authorisation or approval by not later than the Put Option Closing Date in the case of the Put Option;

23.2.2	the Purchasers shall obtain such Regulatory Approval, authorisation or approval prior to the Call Option Closing Date in the case of the Call Option,

failing which in each instance the Grantee shall be entitled to claim any amounts due under this Agreement (including the Put Option Price or the Call Option Price (as applicable) in full, free of any set off or deduction (together with any accrued interest thereon)) under the Guarantee or the indemnity in clause 23.6.

23.3

The Company, the Grantor, the Guarantor and the Shareholders (other than the Grantee) shall procure that their respective boards of directors shall, prior to the expiry of 120 business days after the acknowledgment referred to in clauses 4.1.4.3, 4.1.2.3, 4.1.5.2 and 4.1.9.3 has been made, reconsider the solvency and liquidity test referred to in those respective clauses and adopt a fresh resolution contemplated in terms of section 46(1)(c) of the Companies Act (to the extent the Company is solvent and liquid), and shall repeat this process prior to the expiry of 120 business days after each such fresh resolution.

23.4

The Parties (other than the Grantee) undertake to co-operate fully, insofar as it is within its control, with the Grantee to the extent necessary for the obtaining, without unreasonable delay, of any Regulatory Approvals, authorisations or approvals for giving effect to this Agreement or a Sale.

23.5

The Shareholders (other than the Grantee) and the Company hereby agree and undertake that if any placement of the Company's shares occurs under the Placement Agreement, prior to implementation of the sale arising from such placement, the Shareholders and the Company shall inform the prospective purchaser(s) of this clause and use their reasonable endeavours to place and sell the Option Shares first and in priority to any other shares issued by the Company, on terms and conditions to be agreed between the Grantee and the prospective purchaser.

23.6

Without prejudice to any rights of the Grantee arising from any other provision of this Agreement, the Company and the Shareholders (other than the Grantee) in their Designated Proportions hereby agree, -

23.6.1	to pay all sums which at any time or times in the future shall become due, owing, incurred, scheduled, expressed, required or contracted to be paid to the Grantee under this Agreement;

23.6.2

that if any obligation to pay any amount to the Grantee under this Agreement (including the Put Option Price or the Call Option Price) is or becomes void, unenforceable (including any unenforceability arising from the inability to satisfy the solvency and liquidity test in terms of section 46(1)(c) of the Companies Act or the failure to obtain a Regulatory Approval by the due date therefor), invalid or illegal, they will, as an independent and primary obligation, indemnify the Grantee, within 1 business day of demand from the Grantee, against any and all actions, applications, suits, proceedings, damages, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, tax, liens, losses, compensation (including compensation paid or payable to any employee), expenses and fees, including reasonable fees and expenses of attorneys, counsel, accountants, consultants and experts, which the Grantee may incur or suffer (whether directly or indirectly) as a result of, arising out of, or relating to any Party not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by such Party to the Grantee on the date when it would have been due under this Agreement;

23.6.3

to indemnify and hold the Grantee harmless from and against the entirety of any adverse consequences of whatever description including, but not limited to, all actions, applications, suits, proceedings, damages, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, tax, liens, losses, compensation (including compensation paid or payable to any employee), expenses and fees, including reasonable fees and expenses of attorneys, counsel, accountants, consultants and experts, which the Grantee may suffer (whether directly or indirectly) resulting from, arising out of, or relating to a breach of the warranties and undertakings in this Agreement and this clause 23.

23.7

The Grantee shall not be entitled to pursue a claim against the Shareholders in terms of clause 23.6 unless it has first given the Company at least 10 days written notice of a claim in terms of clause 23.6, and the Company has failed within the aforementioned 10 day period to make payment of the Grantee's claim in terms of clause 23.6.

23.8	The indemnity in clause 23.6 is in addition to, and does not in any way derogate from, any statutory or common law remedy the Grantee may have for breach of this Agreement.

23.9

The Company and the Shareholders shall not be liable under this clause 23 for any indirect, special or consequential damages (including loss of profit) and nothing contained in this Agreement shall derogate from the Grantee's common law duty to mitigate its loss.

24	WAIVERS AND CONSENTS

24.1	Each of the Parties hereby –

24.1.1	irrevocably and unconditionally consents to any sale and transfer of any Option Shares being implemented;

24.1.2	fully appreciates and understands the implications and consequences of any sale and purchase of any Option Shares,

it being recorded that such waiver is given on a fully informed and consensual basis.

24.2

Each Shareholder hereby waives any pre-emptive, come-along and tag-along rights which it may have in respect of the Option Shares, whether under the MOI, the Shareholders Agreement or otherwise. Notwithstanding the waivers contained herein, the Shareholders hereby agree that the provisions clauses 13, 17 and 18 of the Shareholders Agreement will not apply in respect of all the transactions contemplated in this Agreement.

25	WARRANTIES IN RESPECT OF THE OPTION SHARES

25.1

The Grantee warrants to and in favour of the Grantor or the Purchasers that on the date of delivery of the Put Option Notice and on the Put Option Closing Date, or on the date of delivery of the Call Option Notice and on the Call Option Closing Date (as applicable) –

25.1.1	it is the sole, legal and beneficial holder of the Option Shares and is entitled to dispose of same; and

25.1.2

no other party shall have any claim to or over or in respect of the Option Shares, nor shall the Option Shares be encumbered save for any encumbrance granted as security under the Existing RCF, the Amended and Restated RCF and/or the New RCF.

25.2

The Grantee gives only the warranties set out in clause 25.1 and no others. Save for these warranties, any sale and transfer of the Option Shares in terms of this Agreement is on a voetstoots basis, with no further warranties or representations, or terms as to fitness for any purpose, express or implied, being given by the Grantee.

26	GENERAL WARRANTIES

26.1	Each of the Parties hereby warrants to and in favour of the others that –

26.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

26.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

26.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not –

26.1.3.1	contravene any law or regulation to which that Party is subject;

26.1.3.2	contravene any provision of that Party's constitutional documents; or

26.1.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.

26.2	Each of the representations and warranties given by the Parties in terms of clause 26.1, shall –

26.2.1	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

26.2.2	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

26.2.3	prima facie be deemed to be material and to be a material representation inducing the other Parties to enter into this Agreement.

27	SECURITIES TRANSFER TAX

The Grantor shall pay any securities transfer tax on the Sale arising out of the exercise of the Put Option in terms of the Securities Transfer Tax Act, No. 25 of 2007, without a right of recovery against the Grantee. The Grantor shall pay any securities transfer tax on the Sale arising out of the exercise of the Call Option in terms of the Securities Transfer Tax Act, No. 25 of 2007, with a right of recovery against the Purchasers.

28	CONFIDENTIALITY

28.1

The Parties undertake that during the operation of, and for a period of 2 years after the lapsing, expiration, termination or cancellation of, this Agreement for any reason, they will keep confidential –

28.1.1	any information which a Party ("Disclosing Party") communicates to any other Party ("Recipient") and which is stated to be or by its nature is intended to be confidential;

28.1.2

all other information of the same confidential nature concerning the business of a Disclosing Party which comes to the knowledge of any Recipient whilst it is engaged in negotiating the terms of this Agreement or after its conclusion; and

28.1.3	the terms and conditions of this Agreement.

28.2

If a Recipient is uncertain about whether any information is to be treated as confidential in terms of this clause 28, it shall be obliged to treat it as such until written clearance is obtained from the Disclosing Party.

28.3

Notwithstanding the provisions of clause 28.1, a Recipient shall be entitled to disclose any information to be kept confidential to its auditors, bankers, insurers, professional and other advisors and to any other person if and to the extent only that the disclosure is necessary for the purposes of carrying out its obligations or implementing of enforcing any of its rights in terms of this Agreement.

28.4	The obligation of confidentiality placed on the Parties in terms of this clause 28 shall cease to apply to a Recipient in respect of any information which –

28.4.1	has been independently developed by the Recipient;

28.4.2	is or becomes generally available to the public other than by the negligence or default of the Recipient or by the breach of this Agreement by the Recipient;

28.4.3	the Disclosing Party confirms in writing is disclosed on a non-confidential basis;

28.4.4

has lawfully become known by or come into the possession of the Recipient on a non- confidential basis from a source other than the Disclosing Party having the legal right to disclose same, provided that such knowledge or possession is evidenced by the written records of the Recipient existing at the Signature Date; or

28.4.5

is disclosed pursuant to a requirement or request by operation of law, regulation or court order or any regulatory or supervisory body or any applicable securities exchange, to the extent of compliance with such requirement or request only and not for any other purpose, provided that the onus shall at all times rest on the Recipient to establish that information falls within the exclusions set out in clauses 28.4.1 to 28.4.5.

28.5

In the event that the Recipient is required to disclose confidential information of the Disclosing Party as contemplated in clause 28.4.5, the Recipient will notify the Disclosing Party of the recipient of, and the form and extent of, any such disclosure or announcement as soon as reasonably possible after it is made to the extent possible and permitted by any applicable law.

29	PUBLICITY

No public announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement and the terms and contents thereof without the prior written consent of the other Parties, save for any announcement or other statement required to be made in terms of the provisions of any law or by the rules of any recognised securities exchange, in which event the Party obliged to make such statement will first consult with the other Parties in order to enable the Parties in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules. This will not apply to a Party wishing to respond to any other Party which has made an announcement of some nature in breach of this clause 29.

30	SUPPORT

Each of the Parties undertakes, and shall procure that its representatives, at all times to do all things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and/or import of this Agreement.

31	BREACH

31.1

If a Party ("Defaulting Party") commits any breach of this Agreement and fails to remedy such breach within 10 business days ("Notice Period") of written notice requiring the breach to be remedied, then the Party giving the notice ("Aggrieved Party") will be entitled, at its option –

31.1.1

to claim immediate specific performance of any of the Defaulting Party's obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance, and to require the Defaulting Party to provide security to the satisfaction of the Aggrieved Party for the Defaulting Party's obligations; or

31.1.2

to cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to the Defaulting Party, and the cancellation shall take effect on the giving of the notice. Notwithstanding the aforesaid, none of the Parties shall be entitled to cancel this Agreement unless the breach is a material breach going to the root of the Agreement.

31.2

The Parties agree that any costs awarded will be recoverable on an attorney-and-own- client scale unless the Court specifically determines that such scale shall not apply, in which event the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.

31.3	The Aggrieved Party's remedies in terms of this clause 31 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law.

31.4

Notwithstanding the aforegoing, after the acquisition of all of the Option Shares and payment of the Put Option Price in full in accordance with this Agreement, none of the Parties will have the right to cancel this Agreement as a result of a breach thereof, and the Parties' only remedies thereafter will be to claim specific performance of all the Defaulting Party's obligations, together with damages, if any.

32	DISPUTE RESOLUTION

32.1

In the event of there being any dispute or difference between all or some of the Parties arising out of this Agreement, the said dispute or difference shall on written demand by any Party be submitted to arbitration in Johannesburg in accordance with the AFSA rules, which arbitration shall be administered by AFSA.

32.2

Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the parties to the dispute or failing agreement within 10 business days of the demand for arbitration, then any party to the dispute shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 10 years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the parties to the dispute failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the parties to the dispute.

32.3	Any party to the arbitration may appeal the decision of the arbitrator or arbitrators in terms of the AFSA rules for commercial arbitration.

32.4	Nothing herein contained shall be deemed to prevent or prohibit a party to the arbitration from applying to the appropriate court for urgent relief or for judgment in relation to a liquidated claim.

32.5

Any arbitration in terms of this clause 32 (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration.

32.6	This clause 32 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

32.7

The Parties agree that the written demand by a party to the dispute in terms of clause 32.1, that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.

33	NOTICES AND DOMICILIA

33.1

The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the following physical and email addresses –

Name	Physical Address	Email
Grantee	1 Merchant Place	xxx
	14th Floor	xxx
	Cnr Fredman Drive and	xxx
	Rivonia Road	xxx
	Sandton	xxx
Johannesburg

Marked for the attention of: Head of Transaction Management

Name	Physical Address	Email
JAA	23/25 Commerce Crescent	xxx
	Kramerville	xxx
Johannesburg

Marked for the attention of: Chris Seabrook and Andrew Dunn

Name	Physical Address	Email
PK Gain	c/o Michael Honiball	xxx
Werksmans Attorneys
96 Rivonia Road
Sandton
Johannesburg

Marked for the attention of: Peter Gain

Name	Physical Address	Email
Net1	6th Floor	xxx
President Place
Cnr Jan Smuts Ave and Bolton Road
Rosebank
Johannesburg

Marked for the attention of: Chief Financial Officer

Name	Physical Address	Email
Grantor,	23/25 Commerce Crescent	Xxx
Guarantor	Kramerville
and Company	Johannesburg

Marked for the attention of: Andrew Dunn

Name	Physical Address	Email
Sabvest Finance	Four Commerce Square	Xxx
39 Rivonia Road
Sandhurst

Marked for the attention of:Chris Seabrooke

Name	Physical Address	Email
Sabvest	Four Commerce Square	xxx
Investments	39 Rivonia Road
Sandhurst

Marked for the attention of: Chris Seabrooke

provided that a Party may change its domicilium to any other physical address in South Africa, or its address for the purposes of notices to any other physical or email address, by written notice to the other Parties to that effect. Such change of address will be effective 5 business days after receipt of the notice of the change.

33.2	All notices to be given in terms of this Agreement will be given in writing and will –

33.2.1	be delivered by hand or sent by email;

33.2.2

if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

33.2.3

if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email. Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

33.3

Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 33.

34	BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or any of them.

35	APPLICABLE LAW AND JURISDICTION

35.1	This Agreement will in all respects be governed by and construed under the laws of South Africa.

35.2

Subject to clause 32, the Parties hereby consent and submit to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division (Johannesburg), in any dispute arising from or in connection with this Agreement.

36	INDEPENDENT ADVICE

Each of the Parties hereby acknowledges and agrees that –

36.1

it has been free to secure independent legal and other professional advice (including financial and taxation advice) as to the nature and effect of all of the provisions of this Agreement and that it has either taken such independent advice or has dispensed with the necessity of doing so; and

36.2	all of the provisions of this Agreement and the restrictions herein contained are fair and reasonable in all the circumstances and are in accordance with the Party's intentions.

37	GENERAL

37.1	Whole Agreement

This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on any of the Parties.

37.2	Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

37.3	No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any Party arising from this Agreement and no single or partial exercise of any right by any Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by that Party or operate as a waiver or a novation of or otherwise affect any of its rights in terms of or arising from this Agreement or estop or preclude it from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

Failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

37.4	No Waiver or Suspension of Rights

No waiver, suspension or postponement by any Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by that Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

37.5	Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

37.6	No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by any Party without the prior signed written consent of the others.

38	COSTS

Subject to clause 31.2, Net1 will bear and pay all legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.

39	SIGNATURE

39.1	This Agreement is signed by the Parties on the dates and at the places indicated below.

39.2

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

39.3	The persons signing this Agreement in a representative capacity warrant their authority to do so.

39.4

The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

SIGNED at ...................................................................................... on  ................................................................................. 2019

For and on behalf of
FIRSTRAND BANK LIMITED (ACTING
THROUGH ITS RAND MERCHANT BANK
DIVISION)

/s/ C Welthagen
Signature

C Welthagen
Name of Signatory

Authorised
Designation of Signatory

/s/ Z Manie
Signature

Z Manie
Name of Signatory

Authorised
Designation of Signatory

SIGNED at Rosebank on 3 May 2019

For and on behalf of
NET1 APPLIED TECHNOLOGIES SOUTH
AFRICA PROPRIETARY LIMITED

/s/ A.M.R. Smith
Signature

A.M.R. Smith
Name of Signatory

Director
Designation of Signatory

SIGNED at Sandton on 3 May 2019

For and on behalf of
JAA HOLDINGS PROPRIETARY LIMITED

/s/ Andrew Dunn
Signature

Andrew Dunn
Name of Signatory

Director
Designation of Signatory

SIGNED at Cape Town on 3 May 2019 2019

For and on behalf of
PK GAIN INVESTMENT HOLDINGS
PROPRIETARY LIMITED

/s/ Andrea Böhmert
Signature

Andrew Böhmert
Name of Signatory

Director
Designation of Signatory

SIGNED at Sandton on 3 May 2019

For and on behalf of
DNI-4PL CONTRACTS PROPRIETARY
LIMITED

Andrew Dunn
Signature

Andrew Dunn
Name of Signatory

Director

SIGNED at Sandton on 3 May 2019

For and on behalf of
DNI RETAIL PROPRIETARY LIMITED

/s/ Andrew Dunn
Signature

Andrew Dunn
Name of Signatory

Director

SIGNED at Sandton on 3 May 2019

For and on behalf of
SABVEST FINANCE AND GUARANTEE
CORPORATION PROPRIETARY LIMITED

/s/ Raymond Pleaner
Signature

Raymond Pleaner
Name of Signatory

Director
Designation of Signatory

SIGNED at Sandton on 3 May 2019

For and on behalf of
SABVEST INVESTMENTS PROPRIETARY
LIMITED

/s/ Raymond Pleaner
Signature

Raymond Pleaner
Name of Signatory

Director
Designation of Signatory

SIGNED at Sandton on 3 May 2019

For and on behalf of
THE STARTERPACK COMPANY
PROPRIETARY LIMITED

/s/ David Smaldon
Signature

David Smaldon
Name of Signatory

Director

Annexure A

Form of Put Option Notice

To:	DNI-4PL Contracts Proprietary Limited
[insert address]

By email: [•]

Attention: [•]

[•] 20[•]

Dear Sirs

PUT OPTION EXERCISE NOTICE

1

We refer to the written agreement titled "Put and Call Option Agreement" entered into between FirstRand Bank Limited (acting through its Rand Merchant Bank Division), DNI-4PL Contracts Proprietary Limited, DNI Retail Contracts Proprietary Limited, The Starterpack Company Proprietary Limited, Net1 Applied Technologies South Africa Proprietary Limited, JAA Holdings Proprietary Limited, Sabvest Finance and Guarantee Corporation Proprietary Limited, Sabvest Investments Proprietary Limited and PK Gain Investment Holdings Proprietary Limited on or about [•] May 2019 ("Option Agreement").

2	Terms defined in the Option Agreement shall bear the meanings ascribed therein unless this document clearly indicates otherwise.

3

In terms of clause 7 of the Option Agreement, the Grantee is required to notify the Grantor in writing of its election to exercise the Put Option during the Option Period. The Grantee hereby exercises the Put Option and this notice constitutes the Put Option Notice. Accordingly, the Grantor is obliged to purchase the Option Shares on the terms and conditions contained in the Option Agreement.

4

In terms of clause 7.1.2 of the Option Agreement, the Grantee is required to set out its calculation of the Put Option Price, as determined in accordance with clause 9 of the Option Agreement. A copy of the calculations is enclosed with this letter.

Yours faithfully

______________________
For and on behalf of:
FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION
Name:
Title: Authorised Signatory

Annexure B

Form of Call Option Notice

To:	FirstRand Bank Limited (acting through its Rand Merchant Bank Division)
[insert address]

By email: [•]

Attention: [•]

[•] 20[•]

Dear Sirs

CALL OPTION EXERCISE NOTICE

1

We refer to the written agreement titled "Put and Call Option Agreement" entered into between FirstRand Bank Limited (acting through its Rand Merchant Bank Division), DNI-4PL Contracts Proprietary Limited, DNI Retail Contracts Proprietary Limited, The Starterpack Company Proprietary Limited, Net1 Applied Technologies South Africa Proprietary Limited, JAA Holdings Proprietary Limited, Sabvest Finance and Guarantee Corporation Proprietary Limited, Sabvest Investments Proprietary Limited and PK Gain Investment Holdings Proprietary Limited on or about [•] May 2019 ("Option Agreement").

2	Terms defined in the Option Agreement shall bear the meanings ascribed therein unless this document clearly indicates otherwise.

3

In terms of clause 17 of the Option Agreement, the Call Option Holders are required to notify the Grantee in writing of their election to exercise the Call Option during the Call Option Period. The following persons hereby exercise the Call Option and for the number of Option Shares specified below, and this notice constitutes the Call Option Notice –

3.1	[•] – [•] Option Shares;

3.2	[•] – [•] Option Shares; and

3.3	[•] – [•] Option Shares.

4	Accordingly, the Grantee is obliged to sell the Option Shares, on the terms and conditions contained in the Option Agreement.

5

In terms of clause 19.2 of the Option Agreement, the Grantee is obliged to deliver written confirmation specifying the Call Option Price payable in respect of the Option Shares set out in clause 3 above.

Yours faithfully

______________________
For and on behalf of:
PURCHASERS
Name of Purchasers' Representative:
Title: Authorised Signatory